Exhibit 99.1

Coty Inc. Announces Cash Tender Offers for

Up to $400 Million Outstanding Debt Securities

Tender Offer is a Continuation of Coty’s Deleveraging Agenda

NEW YORK (November 7, 2023) – Coty Inc. (NYSE: COTY) (“Coty” or the “Company”) today announced its offers to purchase for cash (i) up to $150,000,000 aggregate principal amount (the “Unsecured Notes Cap”) of the Company’s 6.500% Senior Notes due 2026 (the “Unsecured Notes”), and (ii) up to $250,000,000 aggregate principal amount (the “Secured Notes Cap”) of the Company’s 5.000% Senior Notes due 2026 (the “Secured Notes”). The Unsecured Notes and the Secured Notes are referred to collectively herein as the “Notes,” such offers to purchase are referred to collectively herein as the “Tender Offers” and each a “Tender Offer,” and the Unsecured Notes Cap and the Secured Notes Cap are referred to collectively as the “Notes Caps” and each a “Notes Cap.”

	Title of Security	Security Identifiers	Principal Amount Outstanding	Early Tender Premium(1)(2)	U.S. Treasury Reference Security	Bloomberg Reference Page(3)	Fixed Spread (basis points)
Unsecured Tender Offer	6.500% Senior Notes due 2026	CUSIPs: 222070AB0 U2203CAA9 ISINs: US222070AB02 (144A) USU2203CAA90 (Reg S)	$473,017,000	$30.00	3.750% UST due 4/15/2026 (CUSIP: 91282CGV7)	PX5	140 bps
Secured Tender Offer	5.000% Senior Secured Notes due 2026	CUSIPs: 222070AE4 U2203CAE1 ISINs: US222070AE41 (144A) USU2203CAE13 (Reg S)	$900,000,000	$30.00	3.750% UST due 4/15/2026 (CUSIP: 91282CGV7)	PX5	140 bps

(1)	Per $1,000 principal amount of Notes validly tendered on or prior to the Early Tender Date and accepted for purchase by the Company.
(2)	Does not include Accrued Interest (as defined below), which will also be payable as described below.
(3)	The applicable page on Bloomberg from which the Dealer Managers will quote the bid side price of the U.S. Treasury Security.

The Tender Offers are being made upon the terms and subject to conditions described in the Offer to Purchase, dated November 7, 2023 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), which sets forth a detailed description of the Tender Offers. The Company reserves the right, but is under no obligation, to increase or decrease any or both of the Notes Caps in its sole discretion at any time without extending or reinstating withdrawal rights, subject to compliance with applicable law.

The Tender Offers for the Notes will expire at 5:00 p.m., New York City time, on December 7, 2023, or any other date and time to which the Company extends the applicable Tender Offer (such date and time, as it may be extended with respect to a Tender Offer, the “Expiration Date”), unless earlier terminated.

Holders of Notes must validly tender and not validly withdraw their Notes prior to or at 5:00 p.m., New York City time, on November 21, 2023 (such date and time, as it may be extended with respect to a Tender Offer, the “Early Tender Date”), and the holder’s Notes must be accepted for purchase, to be eligible to receive the applicable Total Consideration (as defined below). If a holder validly tenders Notes after the applicable Early Tender Date but prior to or at the applicable Expiration Date, and the holder’s Notes are accepted for purchase, the holder will only be eligible to receive the applicable Tender Offer Consideration (as defined below).

Subject to the Notes Caps and proration, if applicable, the total consideration for each $1,000 principal amount of the Notes validly tendered (and not validly withdrawn) prior to the Early Tender Date and accepted for purchase pursuant to each Tender Offer will be calculated in the manner described in the Offer to Purchase by reference to the applicable Fixed Spread for such Notes specified in the table above plus the applicable yield based on the bid-side price of the applicable U.S. Treasury Reference Security specified in the table above at 10:00 a.m., New York City time, on November 22, 2023 (excluding Accrued Interest (as defined below) with respect to each series of Notes, the “Total Consideration”). The Total Consideration includes an applicable early tender premium per $1,000 principal amount of Notes accepted for purchase as set forth in the table above (with respect to each series of Notes, the “Early Tender Premium”). Notes validly tendered after the Early Tender Date but prior to the Expiration Date and accepted for purchase will receive the Total Consideration minus the Early Tender Premium (with respect to each series of Notes, the “Tender Offer Consideration”).

In addition to the consideration described above, all holders of Notes accepted for purchase in the Tender Offers will receive accrued and unpaid interest on such Notes from the last interest payment date with respect to such Notes to, but not including, the applicable settlement date (“Accrued Interest”).

The Company intends to fund the purchase of validly tendered and accepted Notes with available cash on hand and other sources of liquidity. The purpose of the Tender Offers is to purchase a portion of the Notes, subject to the Notes Caps, in order to reduce the Company’s total outstanding public debt consistent with the Company’s previously announced deleveraging strategy.

The Tender Offers will expire on the applicable Expiration Date. Except as set forth below, payment for the Notes that are validly tendered prior to or at the Expiration Date and that are accepted for purchase will be made on a date promptly following the Expiration Date, which is currently anticipated to be December 12, 2023, the third business day after the Expiration Date. The Company reserves the right, in its sole discretion, to make payment for Notes that are validly tendered prior to or at the Early Tender Date and that are accepted for purchase on an earlier settlement date, which, if applicable, is currently anticipated to be November 30, 2023, provided that the conditions to the satisfaction of the applicable Tender Offer are satisfied. The Company is not obligated to conduct any early settlement or have any early settlement occur on any particular date.

Tendered Notes may be withdrawn prior to or at, but not after, 5:00 p.m., New York City time, on November 21, 2023.

The Tender Offers are subject to the satisfaction or waiver of certain conditions which are specified in the Offer to Purchase. The Tender Offers are not conditioned on any minimum principal amount of Notes being tendered.

Information Relating to the Tender Offers

The Offer to Purchase is being distributed to holders beginning today. BofA Securities, Inc. and J.P. Morgan Securities LLC are serving as Dealer Managers in connection with the applicable Tender Offers. Investors with questions regarding the terms and conditions of the Tender Offers may contact the dealer managers as follows

BofA Securities, Inc.

620 South Tryon Street, 20th Floor

Charlotte, North Carolina 28255

Attn: Debt Advisory

Toll-Free: +1 (888) 292-0070

U.S.: +1 (980) 683-5454

Collect: +1 (980) 388-4370

Email: debt_advisory@bofa.com

J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 United States U.S. Toll-Free: +1 (866) 834-4666; U.S. Telephone: +1 212 834 4818

D.F. King & Co., Inc. is the Tender and Information Agent for the Tender Offers. Any questions regarding procedures for tendering Notes or request for copies of the Offer to Purchase should be directed to D.F. King & Co., Inc. by any of the following means: by telephone at +1 (800) 290-6424 (toll-free) or +1 (212) 269-5550 (collect) or by email at coty@dfking.com.

This press release does not constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders with respect to, the Notes. No offer, solicitation, purchase or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The Tender Offers are being made solely pursuant to the Offer to Purchase made available to holders of the Notes. None of the Company or its affiliates, their respective boards of directors, the dealer managers, the tender and information agent or the trustee with respect to any series of Notes is making any recommendation as to whether or not holders should tender or refrain from tendering all or any portion of their Notes in response to the Tender Offers. Holders are urged to evaluate carefully all information in the Offer to Purchase, consult their own investment and tax advisors and make their own decisions whether to tender Notes in the Tender Offers, and, if so, the principal amount of Notes to tender.

About Coty Inc.

Founded in Paris in 1904, Coty is one of the world’s largest beauty companies with a portfolio of iconic brands across fragrance, color cosmetics, and skin and body care. Coty serves consumers around the world, selling prestige and mass market products in more than 125 countries and territories. Coty and its brands empower people to express themselves freely, creating their own visions of beauty; and Coty is committed to protecting the planet.

Cautionary Notes Regarding Forward Looking Statements

The statements contained in this press release include certain “forward-looking statements” within the meaning of the securities laws. These forward-looking statements reflect Coty’s current views with respect to, among other things, the proposed Tender Offers and the expected source of funds. These forward-looking statements are generally identified by words or phrases, such as “anticipate,” “are going to,” “estimate,” “plan,” “project,” “expect,” “believe,” “intend,” “foresee,” “forecast,” “will,” “may,” “should,” “outlook,” “continue,” “target,” “aim,” “potential” and similar words or phrases. These statements are based on certain assumptions and estimates that Coty considers reasonable and are not guarantees of Coty’s future performance, but are subject to a number of risks and uncertainties, many of which are beyond Coty’s control, which could cause actual events or results to differ materially from such statements, including the Company’s ability to consummate the Tender Offers on the terms and timing described herein, or at all, and other factors identified in “Risk Factors” included in Coty’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and its subsequent quarterly report on Form 10-Q. All forward-looking statements made in this press release are qualified by these cautionary statements.

These forward-looking statements are made only as of the date of this press release, and Coty does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.

For more information contact:

Investor Relations

Olga Levinzon +1 212 389-7733

olga_levinzon@cotyinc.com

Media

Antonia Werther +31 621 394495

antonia_werther@cotyinc.com